Exhibit 5.2

885 Third Avenue
New York, New York 10022-4834
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August 20, 2018

General Motors Financial Company, Inc.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Re:	Registration Statement on Form S-3 (File No. 333-218881)

Ladies and Gentlemen:

We have acted as special counsel to General Motors Financial Company, Inc., a Texas corporation (the “Company”), in connection with the issuance of one or more series of the Company’s debt securities (the “Securities”) to be issued under an indenture, dated as of June 21, 2017, between the Company and U.S. Bank National Association, as trustee, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Securities, the “Indenture”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2017 (File No. 333-218881) (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented in the future by one or more supplements (each, a “Pricing Supplement” and, each such Pricing Supplement together with the Base Prospectus and any other applicable prospectus supplement, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matters pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the

August 20, 2018

internal laws of the States of New York and Texas, and we express no opinion with respect to the applicability thereto, or the effect therein, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Securities have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate action of the Company, and the Trustee has made an appropriate entry on Schedule 1 to the master registered global note that represents such Securities (the “Master Global Note”) identifying a particular series of Securities as supplemental obligations thereunder in accordance with the instructions of the Company and payment for such particular series of Securities has been made in accordance with the terms of the Indenture and in the manner contemplated by the applicable Prospectus and such corporate action, such Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy. We express no opinion with respect to (a) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (c) waivers of rights or defenses; (d) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (e) any provision to the extent it requires that a claim with respect to a Security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; or (f) the severability, if invalid, of provisions to the foregoing effect.

With your consent, except to the extent we have expressly opined as to such matters with respect to the Company, we have assumed that (a) the Securities and the Indenture governing such Securities (the “Documents”) have been or will be duly authorized, executed and delivered by the parties thereto, (b) each of the Documents constitutes or will constitute a legally valid and binding obligation of the parties thereto, enforceable against each of them in accordance with their respective terms, and (c) the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental

August 20, 2018

orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated August 20, 2018. In addition, if a Pricing Supplement to the Base Prospectus relating to the offer and sale of any particular Securities is filed by the Company with the Commission on a future date, and such Pricing Supplement contains a reference to us and our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and further consent to the reference to our name as providing such opinion:

“In the opinion of Latham & Watkins LLP, as special counsel to General Motors Financial Company, Inc. (the “Company”), when the trustee has made an appropriate entry on Schedule 1 to the master registered global note that represents the notes (the “Master Note”) identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of the Company and payment for the notes has been made in accordance with the terms of the indenture governing the notes and in the manner contemplated in this pricing supplement and the related prospectus and, if applicable, prospectus supplement, such notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy. This opinion is given as of the date hereof and is limited to the internal laws of the States of New York and Texas. In addition, this opinion is subject to customary assumptions about the authorization, execution and delivery of the indenture governing the notes and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing the notes and certain factual matters, all as stated in the opinion of Latham & Watkins LLP dated August 20, 2018, which has been filed by the Company as an exhibit to a Current Report on Form 8-K dated August 20, 2018.”

In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP